Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176132) pertaining to the Tesoro Corporation Retail Savings Plan of our report dated June 11, 2014, with respect to the financial statements and schedules of the Tesoro Corporation Retail Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ WEAVER AND TIDWELL, L.L.P.

San Antonio, Texas
June 11, 2014